Exhibit 99.1

AMENDMENT NO.  1 TO PURCHASE AND ASSUMPTION AGREEMENT

THIS AMENDMENT NO. 1 TO PURCHASE AND ASSUMPTION AGREEMENT, dated as of September 6, 2012 (this “Amendment”), is by and between First Niagara Bank, National Association, a national banking association with its principal office in Buffalo, New York (“Seller”), and Community Bank, National Association, a national banking association with its principal office in Dewitt, New York (“Purchaser”).

RECITALS

WHEREAS, Seller and Purchaser entered into the Purchase and Assumption Agreement dated as of January 19, 2012 (the “Purchase Agreement”);

WHEREAS, Seller and Purchaser desire to amend the Purchase Agreement on the terms set forth in this Amendment.

NOW, THEREFORE, in consideration of the premises and the mutual promises and obligations set forth herein, the parties, intending to be legally bound, agree as follows:

1.           Defined Terms.  Except as otherwise expressly provided in this Amendment, terms used in this Amendment as defined terms have the respective meanings assigned to them in the Purchase Agreement.

2.           Change to Outside Date.  The references in the term “Outside Date” in Section 1.1 of the Purchase Agreement to “July 30, 2012” and “August 31, 2012” are hereby changed to September 30, 2012 and October 31, 2012, respectively.

3.           Removal of SBA Loans.  Purchased Loans shall not include SBA Loans, and any SBA Loans shall be included in the Excluded Assets.

4.           Removal of Purchased Credit Card Accounts and Receivables.

(a)           The Purchased Assets shall not include the Purchased Credit Card Accounts and Receivables, and the Purchased Credit Card Accounts and Receivables shall be included in the Excluded Assets.   Accordingly, the following amendments are hereby made to the Purchase Agreement: (I) clause (iv) of the term “Banking Center Customers” in Section 1.1 of the Purchase Agreement is hereby deleted; (II) the reference to “Purchased Credit Card Accounts and Receivables” in the terms “Credit Documents”, “Nonperforming Loan” and “Transferred Business” in Section 1.1 of the Purchase Agreement are hereby deleted; (III) the defined terms “Purchased Credit Card Accounts and Receivables” and “Receivables” in Section 1.1 of the Purchase Agreement are hereby deleted; (IV) the references to “the Purchased Credit Card Accounts and Receivables” in Sections 2.1, 2.3, 3.1(b)(2)(v) and 4.2(a)(8) of the Purchase Agreement are hereby deleted; (V) Section 2.1(b)(4) (Excluded Assets) is hereby amended and restated to read: “the Excluded Contracts and any credit card accounts and receivables;” (VI) Section 7.9(c) is hereby amended to add the following sentence to the end of Section 7.9(c): “Notwithstanding the foregoing, Purchaser and its Affiliates may solicit Banking Center Customers to utilize credit card services notwithstanding that such credit card accounts and receivables constitute a portion of the Retained Businesses.”; (VII) Section 5.13 of the Purchase Agreement is hereby amended and restated to read “Intentionally Omitted”; and (VIII) the references to “Schedule 1.1(f) (Purchased Credit Card Accounts and Receivables)” in Sections 7.11(a) and 7.11(b) of the Purchase Agreement are hereby deleted.

(b)           The Retained Business shall include the business relating to credit card accounts and receivables of the Banking Center Customers.

5.           Additional Excluded Deposits.  Notwithstanding anything to the contrary in the Purchase Agreement, Excluded Deposits shall include deposits that, as of the date that is three (3) Business Days prior to the Closing Date, are subject to a legal hold or levy, including those holds or levies placed on such deposits as a result of an attachment, garnishment, in-arrears child support order and other legal actions, and such deposits shall not be Assumed Deposits.

6.           Mortgage Servicing Rights.  The Purchased Assets shall not include the loan servicing rights associated with mortgage loans sold by Seller prior to the Closing Date, and any such rights and the obligations related thereto shall be included in the Excluded Assets and Excluded Liabilities, as applicable, and shall be part of the Retained Businesses.

7.           Retained In-Process Mortgage Loans.   Purchased Assets shall include In-Process Loans (as defined below) and Excluded Assets shall include Retained In-Process Loans (as defined below).   The term “In-Process Loans” shall mean all applications (and related documentation) for Loans from Seller that would otherwise constitute Purchased Loans if, pursuant to such applications, credit were extended, or the commitment to extend credit became legally binding, prior to the  Closing Date, other than the Retained In-Process Loans.  The term “Retained In-Process Loans” shall mean all applications (and related documentation) for Mortgage Loans, including the potential Mortgage Loan associated therewith, that have been submitted to Seller as of the Closing Date and for which the associated Mortgage Loan has not closed or has not been funded prior to the Closing Date.  The term “Mortgage Loans” shall mean a Loan secured by a first or second mortgage, any home equity loan or any home equity line of credit.

8.           Net Book Value.  The definition of Net Book Value in Section 1.1 of the Purchase Agreement is hereby amended to add the following proviso at the end thereof: “provided, further, that for purposes of the Closing Payment the Net Book Value of fixed assets shall reflect the depreciation of such fixed assets in accordance with GAAP, consistently applied, until the Closing Date notwithstanding the applicability of held-for-sale accounting treatment with respect to such fixed assets, if applicable.”

9.           Split Customer Relationships.   Notwithstanding anything to the contrary in Section 7.9(c) and Section 7.9(d), neither Purchaser nor Seller, nor any of their respective Subsidiaries and Affiliates, shall be restricted from soliciting or engaging in efforts directed or targeted at any Person who is a Split Customer.  The term “Split Customer” means a Banking Center Customer with at least one account that will be transferred to Purchaser and at least one account that that will remain with Seller.

10.            Change to Closing Documents and Deliveries.   Notwithstanding anything to the contrary in Sections 4.2 and 8.3 of the Purchase Agreement, Seller shall use commercially reasonable efforts to deliver on or before the sixtieth (60th) calendar day after the Closing Date (but in any event shall deliver on or before the ninetieth (90th) calendar day after the Closing Date) the Purchased Loans, duly and properly endorsed, to Purchaser together with all notes, guarantees, agreements and other evidence thereof and all collateral and security interests securing the Purchased Loans in the possession of Seller or its Subsidiaries and all necessary assignments (if applicable, in recordable form), endorsements and other instruments of conveyance as may be necessary under the circumstances; provided that all such assignments, endorsements and other instruments of conveyance shall be without recourse as to collection to Seller; and provided, further, that Seller shall provide to Purchaser copies of all such notes, guarantees, and agreements as promptly as possible after the Closing Date. If and to the extent that, and for so long as, any of such collateral remains in the possession of Seller or its Subsidiaries after the Closing Date, then Seller and its Subsidiaries shall hold such collateral in such a manner as shall ensure the uninterrupted perfection of the security interests in such collateral for the sole benefit of Purchaser.  From the Close of Business on the Closing Date until such delivery, Seller shall hold any such undelivered documentation related to the Purchased Loans as the agent exclusively for Purchaser and shall exercise the same degree of care that Seller exercises over its own similar documentation (but in no event shall the degree of care be less than a reasonable degree of care).

11.           Update Date. The definition of the term “Update Date” in Section 7.11(a) of the Purchase Agreement shall be replaced by “August 15, 2012”.

12.           Notices.  Section 14.5 of the Purchase Agreement is hereby amended to read as follows:

All notices, request, demands and other communications required hereunder shall be in writing and shall be deemed to have been duly given or made if delivered personally, sent by facsimile transmission or telex confirmed in writing within two (2) Business Days, or sent by registered or certified mail, postage prepaid, as follows:

If to Purchaser:	Mark E. Tryniski
President & Chief Executive Officer
Community Bank System, Inc.
5790 Widewaters Parkway
Dewitt, NY 13214-1883
Fax: (315) 445-7347

With a copy to:	George J. Getman
Executive Vice President & General Counsel
Community Bank System, Inc.
5790 Widewaters Parkway
Dewitt, NY 13214
Facsimile: (315) 445-7364

with an additional copy to:

Ronald C. Berger, Esq.
Bond, Schoeneck & King, PLLC
One Lincoln Center
Syracuse, NY 13202-1355
Facsimile: (315) 218-8100

If to Seller:	First Niagara Bank
726 Exchange Street
Suite 618
Buffalo, New York 14210
Fax: (716) 819-5158
Attention: Kristy Berner
First Vice President & Assistant General Counsel

With a copy to:	Pepper Hamilton LLP
3000 Two Logan Square
Eighteenth and Arch Streets
Philadelphia, PA 19103-2799
Fax: (215) 981-4750
Attention: Michael Friedman, Esq.

Any party may change the address or fax number to which such communications are to be sent to it by giving written notice of change of address to the other parties in the manner provided above for giving notice.

13.           Governing Law.  The execution, interpretation, and performance of this Amendment shall be governed by the laws of the State of New York without giving effect to any conflict of laws provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the law of any other jurisdiction other than the State of New York.

14.           Third Party Beneficiaries.  This Amendment shall not benefit or create any right or cause of action in or on behalf of any person other than Seller and Purchaser.

15.           Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Amendment shall become binding when two or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories. The execution and delivery of this Amendment may be effected by facsimile or any other electronic means such as “.pdf” or “.tiff” files.

16.           Headings.  The headings used in this Amendment are inserted for purposes of convenience of reference only and shall not limit or define the meaning of any provisions of this Amendment.

17.           Ratification of Purchase Agreement.  Except as expressly amended hereby, the Purchase Agreement continues in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the date and year first above written.

SELLER: FIRST NIAGARA BANK, NATIONAL ASSOCIATION By: John R. Koelmel Name: John R. Koelmel Title: President and Chief Executive Officer

PURCHASER: COMMUNITY BANK, NATIONAL ASSOCIATION By: Mark E. Tryniski Name: Mark E. Tryniski Title: President and Chief Executive Officer